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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 18, 2004


                            METALLURG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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
               Delaware                           333-60077                       23-2967577
   -------------------------------        --------------------------     -----------------------------
   (State or other jurisdiction of         (Commission File Number)      (IRS Employer Identification
            incorporation)                                                           No.)
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                                  Building 400
                              435 Devon Park Drive
                            Wayne, Pennsylvania 19087
                    (Address of Principal Executive Offices)

                                 (610) 293-0838
              (Registrant's Telephone Number, Including Area Code)





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ITEM 5.  OTHER EVENTS

         On June 18, 2004, Metallurg, Inc. ("Metallurg"), a wholly owned subsidiary of Metallurg Holdings, Inc. (the "Company"), made the $5.5 million semi-annual interest payment due on June 1, 2004 in respect of its $100 million aggregate principal amount 11% Senior Notes due 2007 (the "Senior Notes"). Metallurg also paid $31,166.67 in interest accrued since June 1, 2004. Under the terms of the indenture governing the Senior Notes, Metallurg's failure to make the interest payment on June 1, 2004 could be cured within 30 days. As a result of Metallurg making the payments described above, no event of default occurred in respect of the Company's 12 3/4% Senior Discount Notes due 2008, Metallurg's Senior Notes or Metallurg's revolving credit facility with Fleet National Bank.





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SIGNATURES
----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           METALLURG HOLDINGS, INC.
                           By:   /s/ Arthur R. Spector
                               -------------------------------------------------
                                Name: Arthur R. Spector
                                Title: Executive Vice President
                                     (Principal Financial Officer and
                                     Principal Accounting Officer)



Dated: June 18, 2004

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